EXHIBIT 21.1
SUBSIDIARIES OF GENON ENERGY, INC.

Entity Name	Jurisdiction
Cheng Power Systems, Inc.	Delaware
Conemaugh Fuels, LLC	Delaware
GenOn Americas Generation, LLC	Delaware
GenOn Americas Procurement, Inc.	Delaware
GenOn Asset Management, LLC	Delaware
GenOn Capital Inc.	Delaware
GenOn Energy Holdings, Inc.	Delaware
GenOn Energy Management, LLC	Delaware
GenOn Energy Services, LLC	Delaware
GenOn Fund 2001 LLC	Delaware
GenOn Holdco 1, LLC	Delaware
GenOn Holdco 10, LLC	Delaware
GenOn Holdco 2, LLC	Delaware
GenOn Holdco 3, LLC	Delaware
GenOn Holdco 4, LLC	Delaware
GenOn Holdco 5, LLC	Delaware
GenOn Holdco 6, LLC	Delaware
GenOn Holdco 7, LLC	Delaware
GenOn Holdco 8, LLC	Delaware
GenOn Holdco 9, LLC	Delaware
GenOn Key/Con Fuels, LLC	Delaware
GenOn Mid-Atlantic Development, LLC	Delaware
GenOn Mid-Atlantic, LLC	Delaware
GenOn Northeast Management Company	Pennsylvania
GenOn Power Operating Services MidWest, Inc.	Delaware
GenOn REMA Services, Inc.	Delaware
GenOn Special Procurement, Inc.	Delaware
Hudson Valley Gas Corporation	New York
Keystone Fuels, LLC	Delaware
MC Asset Recovery, LLC	Delaware
Mirant (Navotas II) Corporation	Philippines
Mirant AP Investments Limited	British Virgin Islands
Mirant Asia-Pacific Construction (Hong Kong) Limited	Hong Kong
Mirant Asia-Pacific Ventures, LLC	Delaware
Mirant Intellectual Asset Management and Marketing, LLC	Delaware
Mirant International Investments, Inc.	Delaware
Mirant Navotas Corporation	Philippines
Mirant New York Services, LLC	Delaware
Mirant Power Purchase, LLC	Delaware
Mirant Trust I	Delaware
Mirant Wrightsville Investments, Inc.	Delaware
Mirant Wrightsville Management, Inc.	Delaware

MNA Finance Corp.	Delaware
NRG Americas, Inc.	Delaware
NRG Bowline LLC	Delaware
NRG California North LLC	Delaware
NRG California South GP LLC	Delaware
NRG California South LP	Delaware
NRG Canal LLC	Delaware
NRG Chalk Point LLC	Delaware
NRG Clearfield Pipeline Company LLC	Delaware
NRG Delta LLC	Delaware
NRG ECA Pipeline LLC	Delaware
NRG Florida GP, LLC	Delaware
NRG Florida LP	Delaware
NRG Gibbons Road LLC	Delaware
NRG Lovett Development I LLC	Delaware
NRG Lovett LLC	Delaware
NRG MD Ash Management LLC	Delaware
NRG New York LLC	Delaware
NRG North America LLC	Delaware
NRG Northeast Generation, Inc.	Delaware
NRG Northeast Holdings, Inc.	Delaware
NRG Piney Point LLC	Delaware
NRG Potomac River LLC	Delaware
NRG Potrero LLC	Delaware
NRG Power Generation Assets LLC	Delaware
NRG Power Generation LLC	Delaware
NRG Power Midwest GP LLC	Delaware
NRG Power Midwest LP	Delaware
NRG REMA LLC	Delaware
NRG Sabine (Delaware), Inc.	Delaware
NRG Sabine (Texas), Inc.	Delaware
NRG San Gabriel Power Generation LLC	Delaware
NRG Tank Farm LLC	Delaware
NRG Wholesale Generation GP LLC	Delaware
NRG Wholesale Generation LP	Delaware
NRG Willow Pass LLC	Delaware
Orion Power New York GP, Inc.	Delaware
Orion Power New York LP, LLC	Delaware
Orion Power New York, L.P.	Delaware
RRI Energy Broadband, Inc.	Delaware
RRI Energy Channelview (Delaware) LLC	Delaware
RRI Energy Channelview (Texas) LLC	Delaware
RRI Energy Channelview LP	Delaware
RRI Energy Communications, Inc.	Delaware
RRI Energy Services Channelview LLC	Delaware
RRI Energy Services Desert Basin, LLC	Delaware

RRI Energy Services, LLC	Delaware
RRI Energy Solutions East, LLC	Delaware
RRI Energy Trading Exchange, Inc.	Delaware
RRI Energy Ventures, Inc.	Delaware